Exhibit 10.6

OPTION AGREEMENT

          THIS OPTION AGREEMENT (the “Option Agreement”) is made and entered into effective as of June 5, 2008, by and between BioDrain Medical, Inc., a Minnesota corporation (“the Company”) and Kevin R. Davidson (“Davidson”), an individual residing in the state of Minnesota.

          W I T N E S S E T H

          WHEREAS, the Company and Davidson are parties to an Employment Agreement dated October 4, 2006 (the “Agreement”); and

          WHEREAS, under the Agreement, the Company may be required to issue shares of common stock of the Company to Davidson; and

          WHEREAS, the parties desire to modify the Agreement to provide that the Company will issue options to acquire common stock of the Company in place of common stock of the Company.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Davidson an option to purchase common stock of the Company upon the terms and conditions set forth herein to which the Company and Davidson hereby agree:

          1.) Grant of Option. The Company hereby grants to Davidson an Option (the “Option”) effective as of the date hereof (the “Date of Grant”) to purchase an aggregate of 543,292 shares of common stock of the Company (the “Options Shares”) upon the terms and conditions set forth herein and subject to any adjustments pursuant to the provisions of Section 7. Such Option is a “non-qualified” stock option under the Internal Revenue Code.

          2.) Option Price. Subject to any adjustments pursuant to the provisions of Section 7, the exercise price of the Option Shares (“the Option Price”) is one cent ($.01) per Option Share. The Option Price, if and when paid, shall be deemed to be a capital contribution to the Company by Davidson.

          3.) Vesting; Term of Option. Except as otherwise provided in this Agreement, the Option shall be fully vested immediately and shall be exercisable by Davidson until June 5, 2018.

          4.) Manner of Exercise. Subject to the terms and conditions of this Agreement, Davidson may exercise the Option by providing written notice to the Company which:

(a) States that the Option is being exercised and sets forth the number of Option Shares with respect to which the Option is being exercised (the Option may be exercised in increments of 10,000 shares or, if fewer, all remaining Shares); and

(b) Represents that it is being exercised by Davidson for his own account; and

(c) Is signed by Davidson; and

(d) Is accompanied by payment of the exercise price.

Notice which is deficient in any particular manner shall not constitute an exercise of the Option.

          5.) Status as Shareholder: Delivery of Certificate. Upon close of business on the date of exercise, Davidson shall be a shareholder of the Company without regard to whether a certificate representing the Option Shares shall have issued. Within fifteen (15) business days after exercise, the Company shall deliver a certificate evidencing the Option Shares to Davidson.

          6.) Payment of Exercise Price. Upon exercise, and as a condition to exercise, Davidson shall pay the Option Price for the Option Shares being purchased by delivery of cash, check, bank draft, or money order made payable to the Company in an amount equal to the aggregate exercise price or in any other manner acceptable to the Company.

          7.) Adjustments for Changes in Shares. The number of Option Shares issuable upon the exercise of all or a portion of the Option shall be subject to adjustment from time to time upon the happening of the following events:

(a) In case the Company shall subdivide its outstanding shares into a greater number of shares or declare a dividend or distribution payable in shares, the number of shares issuable hereunder shall be proportionately increased and the Option Price shall be proportionately decreased. Conversely, in case the outstanding shares shall be combined into a smaller number of shares, the number of shares issuable hereunder shall be proportionately decreased and the Option Price shall be proportionately increased. Upon occurrence of each such event, the Chief Financial Officer or President of the Company shall prepare a certificate of calculation of such adjustment and deliver a copy of such calculation to Davidson.

(b) If any capital reorganization or reclassification of the shares of the Company or consolidation or merger of the Company with another corporation or a limited liability company shall be effected in such a way that holders of shares shall become entitled to receive stock, securities, or other assets with respect to or in exchange for such shares, then the Optionee shall have the right to purchase and receive upon the terms and conditions specified in the Option, and in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of this Option, such substituted property as would have been issued or delivered to the Optionee with respect to or in exchange for the Option Shares as would have been issued or delivered to the Optionee if he had exercised the Option and had received, upon exercise of the Option, the Option Shares immediately prior to such reorganization, reclassification, consolidation, merger, or sale.

          8.) Postponement of Exercise. Notwithstanding anything herein to the contrary, the Company shall have the right to delay any exercise for a period of up to one hundred eighty (180) days for the purpose of ensuring the availability of an exemption under applicable securities law for the issuance of the Option Shares to the Optionee in light of other transactions by the

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Company in its securities. If the Company elects to delay any such exercise, the Company shall inform the Optionee, in writing, of such delay and the term of such delay. Any such delay shall not lead to any change in the Option Price or the terms of the Option and shall not extend the term of any Option unless such delay would extend past the expiration date of such Option. In such case, the expiration date shall be extended to thirty (30) days after the end of such delay.

          9.) Securities Laws. The Optionee has been advised that the Option, and the Option Shares to be purchased pursuant to the Option, are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws pursuant to exemptions from the Act, and that the Company’s ability and obligation to issue the Option Shares is dependent upon the availability of exemptions from registration pursuant to the Act and applicable state securities laws. The Company has no obligation to register this Option or the Option Shares under federal or state securities laws. In the event that the Company cannot find an exemption from registration under the Act and applicable state securities laws for issuance of the Option Shares, the Company may delay exercise and shall issue the Option Shares at the first opportunity an exemption is available.

          10.) Representations. The Optionee acknowledges and agrees as follows:

(a) The Option and any Option Shares acquired pursuant to exercise of the Option are being acquired for the Optionee’s own account and for investment and not with a view to, or for resale in connection with, any distribution or public offering of the Option Shares within the meaning of the Act or any applicable state securities laws.

(b) The Company has no obligation to register the Option or the Option Shares under either federal or state securities laws;

(c) The Option and the Option Shares may not be transferred or resold without registration under the Act and any applicable state securities acts or the existence of an exemption from those registration requirements;

(d) The records of the Company will be marked to prevent any proposed transfer of the Option or the Option Shares until there is compliance with the registration requirements of the Act and any applicable state securities laws, or until the Company is satisfied that an exemption from such registration requirements is applicable to any proposed transfer (the obligation to determine the availability of any sale exemption shall be that of the Optionee and is subject to the Company’s counsel being satisfied as to the availability of such exemption);

(e) The Company has no obligation to perfect any exemption under the Act or applicable state securities laws for the resale of the Option Shares;

(f) The Optionee agrees that he will not exercise the Option unless, and by exercising the Option, the Optionee will represent that, by reason of the Optionee’s knowledge and experience in financial and business matters in general, and investments in particular, the

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Optionee is capable of evaluating the merits and risks of an investment in the Option Shares;

(g) The Option Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in following form:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Such securities may not be sold, pledged or otherwise transferred except pursuant to an effective registration statement or an opinion of counsel, satisfactory to the issuer, as to the availability of an exemption from registration under the foregoing laws. This legend represents a restriction on transferability of the securities represented by this Certificate.”

(h) The Optionee agrees that he will not exercise the Option unless, and by exercising the Option, the Optionee will represent that, the Optionee realizes that the acquisition of the Option Shares upon exercise of the Option would be a long-term investment, and the Optionee must bear the economic risk of such investment for an indefinite period of time;

(i) The Optionee agrees that he will not exercise the Option unless, and by exercising the Option, the Optionee will represent that, the Optionee believes he has the knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of the potential investment in the Option Shares;

(j) The Optionee agrees that he will not exercise the Option unless, and by exercising the Option, the Optionee will represent that, the Optionee has obtained, to the extent the Optionee deems necessary, personal and professional advice with respect to the risks inherent in the investment in the Option Shares in light of the Optionee’s financial condition and investment needs;

(k) The Optionee agrees that he will not exercise the Option unless, and by exercising the Option, the Optionee will represent that, the Optionee has been and will have been given access to full and complete information regarding the Company and has utilized and will have utilized such access to his satisfaction for the purpose of obtaining information. Specifically, the Optionee will have attended or will have been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and the Option Shares and to obtain any additional information, to the extent reasonably available; and

(1) Prior to exercise and as a condition of exercise, at the Company’s election, the Optionee shall reconfirm the accuracy and currency of the foregoing representations.

(m) Notwithstanding any of the other provisions of this Agreement, the Optionee shall not exercise the Option, and the Company will not be obligated to issue the Option Shares

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to the Optionee hereunder, if the exercise of the Option or the issuance of the Option Shares will constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority.

          11.) Nontransferability of Option. The Option granted under this Agreement is not transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. Any attempt to do so will void the Option. The Option is exercisable only by the Optionee or the Optionee’s legal representative, or, upon transfer by will or the laws of descent and distribution, by the transferee.

          12.) No Obligation to Exercise; No Rights as a Shareholder. The granting of this Option shall impose no obligation upon the Optionee to exercise such Option. No rights as a shareholder of the Company will inure to the Optionee with respect to any of the Option Shares until this Option is duly exercised as to such shares and the Optionee has become a holder of record of such shares. No adjustments will be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record of such Option Shares.

          13.) Additional Information. The Optionee agrees to supply such additional information and documentation relating to the Optionee as may be requested by the Company in order to ensure compliance by the Company with all applicable laws.

          14.) Withholding Taxes. The Optionee acknowledges that under the law in effect as of the date of this Agreement, he will generally realize income for federal and state income tax purposes at the time of exercise of the Option, and further, that such income may constitute compensation subject to withholding of income taxes. At the time of any exercise of the Option, the Optionee will make arrangements with the Company to satisfy any withholding tax obligations resulting from the exercise of the Option.

          15.) Notice. Any notice required to be given by this Agreement shall be in writing and shall, except as otherwise provided herein, be deemed delivered when delivered personally or sent by registered or certified mail, return receipt requested, to the respective party at the following address or such address as the receiving party may designate by prior written notice under this section:

As to the Company:	BioDrain Medical, Inc.
699 Minnetonka Highlands Lane Orono, Minnesota 55356-9728

As to the Optionee:	Kevin R. Davidson

          16.) Binding Effect. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and permitted assigns.

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          17.) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Minnesota, without giving effect to the choice of law provisions of such state.

          18.) Multiple Counterparts. This Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original, and all of such counterparts, taken together, shall constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:
BIODRAIN MEDICAL, INC.

Dated:	By:	/s/ Kevin R. Davidson

Kevin R. Davidson
Its: President

	Attest:	/s/ Gerald D. Rice

Gerald D. Rice
Its:

OPTIONEE:
/s/ Kevin R. Davidson

Kevin R. Davidson

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